[LOGO]                               Contact:   Greg B. Spear
                                                CFO and Executive Vice President
                                                541/298-6612
                                                gspear@columbiabancorp.com
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      TERRY L. COCHRAN APPOINTED PRESIDENT AND CEO OF COLUMBIA BANCORP AND
                               COLUMBIA RIVER BANK

      The Dalles, OR - October 8, 2008 - Columbia Bancorp (NASDAQ: CBBO) today announced that Terry L. Cochran has been appointed president and chief executive officer (CEO) of Columbia River Bank and Columbia Bancorp.

      Terry Cochran is a former president, CEO and director of Columbia Bancorp and Columbia River Bank--serving the bank from 1981 until 2001. A 42-year banking professional, Cochran is a graduate of Washington State University and Pacific Coast Banking School. He is also a former president of the Oregon Bankers Association (OBA), and was inducted into the OBA Hall of Fame in 2001. Cochran's office will be based in The Dalles.

      Cochran succeeds Roger Christensen as CEO, who resigned his position for personal reasons. He also replaces Craig Ortega as president. Ortega will remain an executive officer at Columbia River Bank and will continue as an integral member of the organization.

      Columbia Bancorp's Chairman of the Board Rich Betz said, "The combination of Terry's remarkable banking career and deep experience in our markets and organization puts Columbia River Bank in an excellent position as we continue our mission to be the finest bank in the Pacific Northwest."

      "These are extraordinary times for not only our bank and communities, but the entire economic market," says Cochran. "I am excited about the future of Columbia River Bank. We have a trained staff offering excellent products and services, and we will continue to deliver those products and services in the quality manner which has set us apart from other financial service providers over the past 30 years."


      ABOUT COLUMBIA BANCORP

      Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 22 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Lake Oswego, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Yakima, Vancouver, Pasco and Richland, Washington. To supplement its community banking services, Columbia River Bank also provides brokerage services through CRB Financial Services Team.


      FORWARD LOOKING STATEMENTS

      This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about management's present plans and intentions about our strategy, growth, and deployment of resources, and about management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management's current plans, they are subject to various risks and uncertainties which could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the collectability of our loans, economic and other factors which affect the collectability of our loans, the impact of banking laws and regulations, competition, and fluctuations in market interest rates on Columbia's revenues and margins, management's ability to generate growth from core operations in the face of the announced staffing reductions, and other risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this release is accurate as of the date on which the release was issued, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

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